SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                           THE SECURITIES ACT OF 1934



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       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 5, 2002


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                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

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
DELAWARE                                    33-60032                            62-1518973
(State of Incorporation)                    (Commission File Number)   (I.R.S. Employer Identification No.)

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                  1001 Tillman Street, Memphis, Tennessee 38112
                    (Address of principal executive offices)



           Registrant's telephone, including area code (901) 320-8100

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ITEM 5. OTHER EVENTS

News from
Buckeye
FOR IMMEDIATE RELEASE

                                        Contacts:    Dave Ferraro
                                                     President
                                                     901-320-8115
                                                     Gordon Mitchell,
                                                     Investor Relations Manager
                                                     901-320-8256
                                                     Website:  www.bkitech.com


BUCKEYE EXTENDS $30 MILLION CREDIT FACILITY


MEMPHIS, TN September 4, 2002 - Buckeye Technologies Inc. (NYSE: BKI) today announced that its $30 million receivables based credit facility with Wachovia Bank, N.A. has been extended to mature on December 4, 2003. The interest rate decreased effective immediately to LIBOR plus 0.75%. The proceeds from this facility will continue to be used for general corporate purposes.

Buckeye Chairman, Robert E. Cannon commented that, "We are pleased to have renewed this attractive credit arrangement at more favorable terms. Extending this loan will help ensure that we maintain liquidity with a comfortable margin of safety. We are very satisfied with our relationship with Wachovia Bank, who is our largest lender."

Buckeye, a leading manufacturer and marketer of specialty cellulose and absorbent products, is headquartered in Memphis, Tennessee, USA. The Company operates facilities in the United States, Germany, Canada, Ireland, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

                                  BUCKEYE TECHNOLOGIES INC.


                                  /S/ GAYLE L. POWELSON
                                  --------------------------------------
                                  Gayle L. Powelson
                                  Senior Vice President, Chief Financial Officer September 5, 2002